EXHIBIT 24.1

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold, Lisa R. Lundsten and Julie A. Steinhagen as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Asset Mortgage Products, Inc. ("the Registrant")), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on or about April 16, 2003, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                         TITLE                DATE

 /s/ Bruce J. Paradis      Director, President and     April 16, 2003
     Bruce J. Paradis      Chief Executive Officer
                           (Principal Executive Officer)

 /s/ Davee L. Olson        Director, Chief             April 16, 2003
     Davee L. Olson        Financial Officer and
                           Executive Vice President
                           (Principal Financial
                           Officer)

 /s/ Jack R. Katzmark      Controller                  April 16, 2003
     Jack R. Katzmark      (Principal Accounting
                           Officer)

 /s/ David C. Walker       Director                    April 16, 2003
     David C. Walker




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